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                                  EXHIBIT 11
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                                LHS GROUP INC.
                     COMPUTATION OF NET EARNINGS PER SHARE
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                                                 Third quarter ended September 30,         Nine months ended September 30,
                                                 ---------------------------------         -------------------------------
                                                     1997                 1996                 1997               1996
                                                 -----------           -----------         -----------         -----------
Net earnings used to calculate primary
  and fully diluted earnings per share           $ 3,734,000           $ 2,403,000         $ 6,928,000         $ 1,409,000
                                                 ===========           ===========         ===========         ===========
Number of shares used in calculation
  of per share data:

Primary per common share information:

Weighted average number of common shares
  outstanding during the period                   24,917,589            20,000,000          22,491,948          20,000,000

Weighted average number of common equivalent
  shares (determined by the treasury stock
  method) composed of shares issuable upon
  exercise of stock options                        1,565,406             1,977,003           1,419,294           1,977,003
                                                 -----------           -----------         -----------         -----------
Weighted average number of shares used in
  calculating primary earnings per share          26,482,995            21,977,003          23,911,242          21,977,003
                                                 ===========           ===========         ===========         ===========
Primary net earnings per share                   $      0.14           $      0.11         $      0.29         $      0.06
                                                 ===========           ===========         ===========         ===========
Fully diluted per common share information:

Weighted average number of common shares
  outstanding during the period                   24,917,589            20,000,000          22,491,948          20,000,000

Weighted average number of common equivalent
  shares (determined by the treasury stock
  method) composed of shares issuable upon
  exercise of stock options                        1,565,399             1,977,003           1,527,278           1,977,003
                                                 -----------           -----------         -----------         -----------
Weighted average number of shares used in
  calculating fully diluted earnings per share    26,482,988            21,977,003          24,019,226          21,977,003
                                                 ===========           ===========         ===========         ===========
Fully diluted net earnings per share             $      0.14           $      0.11         $      0.29         $      0.06
                                                 ===========           ===========         ===========         ===========
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